EXHIBIT A
JOINT FILING AGREEMENT
The undersigned agree that this Fifth Amendment dated July 2, 2009 relating to the common shares, no par value of TransAtlantic Petroleum Corp. shall be filed on behalf of the undersigned.

DALEA PARTNERS, LP

By:	Dalea Management, LLC
its general partner

By: Name:	/s/ N. Malone Mitchell, 3rd N. Malone Mitchell, 3rd
Title:	Manager

DALEA MANAGEMENT, LLC

By: Name:	/s/ N. Malone Mitchell, 3rd N. Malone Mitchell, 3rd
Title:	Manager

RIATA TRANSATLANTIC LLC

By: Name:	/s/ N. Malone Mitchell, 3rd N. Malone Mitchell, 3rd
Title:	Manager

LONGFELLOW ENERGY, LP

By:	Deut 8, LLC
its general partner

By: Name:	/s/ N. Malone Mitchell, 3rd N. Malone Mitchell, 3rd
Title:	Manager

DEUT 8, LLC

By: Name:	/s/ N. Malone Mitchell, 3rd N. Malone Mitchell, 3rd
Title:	Manager

/s/ N. Malone Mitchell, 3rd

N. MALONE MITCHELL, 3rd